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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): December 13, 2001

                        LIBERTY FINANCIAL COMPANIES, INC.
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             (Exact name of registrant as specified in its charter)

                                  Massachusetts
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                    (State of incorporation or organization)

                     1-13654                     04-3260640
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            (Commission File Number)          (I.R.S. Employer
                                              Identification No.)

              600 Atlantic Avenue, Boston, Massachusetts 02210-2214
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               (Address of Principal Executive Office) (Zip Code)

       Registrant's telephone number, including area code: (617) 722-6000
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ITEM 5. OTHER EVENTS

     On December 12, 2001, pursuant to an Agreement and Plan of Merger dated as of June 4, 2001 (the "Merger Agreement") by and among Liberty Mutual Insurance Company, a Massachusetts mutual insurance company ("LMIC"), LFC Acquisition Corporation, a Massachusetts corporation and wholly owned subsidiary of LMIC ("Acquisition Sub"), and Liberty Financial Companies, Inc., a Massachusetts corporation (the "Company"), Acquisition Sub was merged with and into the Company, as a result of which the Company has become a wholly owned subsidiary of LMIC. As a result of the merger, stockholders of the Company (other than LMIC and its subsidiaries) are entitled to receive consideration of $33.70 in cash per share of common stock of the Company. Stockholders will shortly each receive a package containing instructions on how to exchange their shares for cash.

     As previously disclosed, on October 31, 2001, pursuant to a stock purchase agreement dated as of May 2, 2001, by and among the Company, Liberty Financial Services, Inc., a Massachusetts corporation and a wholly owned subsidiary of the Company ("LFS"), and Sun Life Assurance Company of Canada, a Canadian insurance corporation ("Sun Life"), the Company and LFS completed the sale to Sun Life of all of the issued and outstanding shares of capital stock of certain direct and indirect subsidiaries of the Company and LFS constituting the Company's annuity and bank marketing businesses. In consideration for the stock of such subsidiaries, Sun Life paid an aggregate purchase price of approximately $1.7 billion in cash. On November 1, 2001, pursuant to a stock purchase agreement dated as of June 4, 2001, by and among the Company, LFS and Fleet National Bank, a national banking association ("Fleet"), the Company and LFS completed the sale to Fleet of all of the issued and outstanding shares of capital stock of certain direct and indirect subsidiaries of the Company and LFS constituting the Company's asset management business. In consideration for the stock of such subsidiaries, Fleet paid an aggregate purchase price of approximately $1.0 billion, consisting of approximately $900 million in cash and the assumption of approximately $110 million in revolving debt incurred to finance sales commissions.

     The determination of the consideration per share of common stock to be paid to stockholders of the Company (other than LMIC and its subsidiaries) was more particularly described in the Company's proxy statement (the "Proxy Statement") first mailed to its stockholders on October 10, 2001 in connection with a special meeting of stockholders held on October 31, 2001 at which the Company's stockholders considered and approved, among other things, the merger. The Proxy Statement contains a detailed description of the terms of the merger, including a description of the material relationships between the Company and its affiliates and LMIC and its affiliates, and a copy of the Merger Agreement.

     On December 12, 2001, the Company issued a press release announcing the completion of the merger.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         LIBERTY FINANCIAL COMPANIES, INC.



Date: December 13, 2001                  By: /S/ DEXTER R. LEGG
                                             -----------------------
                                             Name:  Dexter R. Legg
                                             Title: Vice President